Calculation of Filing Fee Tables
F-10
Wheaton Precious Metals Corp.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule or Instruction	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to be Paid
Fees Previously Paid
		Total Offering Amounts:				$ 0.00		$ 0.00
		Total Fees Previously Paid:						$ 0.00
		Total Fee Offsets:						$ 0.00
		Net Fee Due:						$ 0.00
Table 3: Combined Prospectuses
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
	Equity	Common Shares			F-10	333-271239	04/13/2023
	Equity	Preferred Shares			F-10	333-271239	04/13/2023
	Debt	Debt Securities			F-10	333-271239	04/13/2023
	Other	Subscription Receipts			F-10	333-271239	04/13/2023
	Other	Units			F-10	333-271239	04/13/2023
	Other	Warrants			F-10	333-271239	04/13/2023
1	Unallocated (Universal) Shelf			$ 2,000,000,000.00	F-10	333-271239	04/13/2023
Prospectus Note
[1]	There are being registered hereunder an indeterminate number of Common Shares, Preferred Shares, Debt Securities, Subscription Receipts, Units and Warrants or any combination thereof in one or more series (collectively, the "Securities") of Wheaton Precious Metals Corp. (the "Registrant") as from time to time may be issued at prices determined at the time of issuance. Maximum aggregate offering price is estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the "Securities Act"). The prospectus contained herein relates to an aggregate of US$2,000,000,000 of securities, including, pursuant to Rule 429 under the Securities Act, US$2,000,000,000 of unsold securities that were previously registered under the Registrant's Registration Statement on Form F-10, as amended (File No. 333-271239), which became effective upon filing on April 13, 2023 (the "Prior Registration Statement"). No separate registration fee is payable with respect to such securities, as such securities were previously registered on the Prior Registration Statement.